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                                                                    EXHIBIT 4.12

                             CERTIFICATE OF TRUST


          The undersigned, the trustees of BANK ONE Capital IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (S) 3810,
                                                             ---- --
hereby certify as follows:

          (a) The name of the business trust being formed hereby (the "Trust") is "BANK ONE Capital IV."

          (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               Chase Manhattan Bank Delaware
               1201 Market Street
               Wilmington, DE  19801

          (C) This Certificate of Trust shall be effective as of the date of filing.

Dated: June 17, 1999


                                          /s/ M. EILEEN KENNEDY
                                    ------------------------------------
                                    Name:  M. Eileen Kennedy
                                    Title: Trustee



                                          /s/ ROBERT A. ROSHOLT
                                    -----------------------------------
                                    Name:  Robert A. Rosholt
                                    Title: Trustee



                                    Chase Manhattan Bank Delaware, as
                                    Trustee



                                    By:  /s/ DENIS KELLY
                                        -------------------------------
                                        Name:  Denis Kelly
                                        Title: Assistant Vice President